Exhibit 99.1

ADPT News - For Immediate Release

ADEPTUS HEALTH REPORTS SECOND QUARTER 2016 RESULTS

Net Operating Revenue Increased 12% for Second Quarter

Systemwide Revenue Increased 36% for Second Quarter

Adjusted EBITDA Decreased 2% for Second Quarter

EPS Increased to $5.80

Adjusted EPS Increased to $0.48

Lewisville, Texas (July 21, 2016) — Adeptus Health Inc. (NYSE: ADPT) (“ADPT” or the “Company”), the largest operator of freestanding emergency rooms in the U.S., announced its results for the second quarter ended June  30, 2016. All comparisons included in this release are for the same period in the prior year, unless otherwise noted. See “Non-GAAP Financial Measures Description and Reconciliation” for further information related to systemwide revenue, Adjusted EBITDA and Adjusted earnings per share.

Second Quarter 2016 Highlights:

•	Net operating revenue was $100.2 million versus $89.6 million in prior year, an increase of 12%;

•	Systemwide net patient services revenue was $142.4 million versus $104.5 million in prior year, an increase of 36%;

•	Adjusted EBITDA was $22.5 million versus $22.9 million in prior year, a decrease of 2%;

•	Net income attributable to Adeptus Health Inc. was $86.9 million versus $10.6 million in prior year;

•	GAAP earnings per share was $5.80 and Adjusted earnings per share was $0.48;

•	A gain of $185.3 million was recognized as a result of the joint venture with Texas Health Resources, one of the country’s largest non-profit health systems;

•	Cash flow used in operating activities was $8.6 million versus $13.0 million provided by operating activities in prior year, and;

•	Systemwide same store volumes increased 4.3% and systemwide same store revenue decreased 2.8% versus prior year.

2016 Guidance Reaffirmed

We continue to expect systemwide net patient services revenue, which includes revenue from our unconsolidated joint ventures, of $640.0 million to $670.0 million for the full year 2016. We expect Adjusted EBITDA of $110.0 million to $115.0 million and Adjusted earnings per share of $2.55 to $2.65 for the full year 2016.

Results of Operations for the Second Quarter 2016

Thomas S. Hall, Chairman and CEO, stated, “Second quarter results were in-line with the preview we provided in late May, despite unexpected softer volumes in June. The volume weakness was primarily in markets where our facilities are not operated as hospital outpatient departments (HOPDs). We continue to execute on our HOPD strategy which is delivering positive same store results in the Dallas/Fort Worth market. We anticipate similar increases in patient volume with the upcoming HOPD conversions in Denver, Colorado Springs and Houston as the hospitals in those markets open later this year.”

Hall continued, “In May, we announced a landmark joint venture with Texas Health Resources (“THR”), one of the country’s largest non-profit health systems, and all of our facilities in the Dallas/Fort Worth market will be rebranded as Texas Health before year end. As a direct result of the joint venture, we recognized a $185.3 million gain on our contribution based upon a third party valuation which further validates our business model.”

For the second quarter of 2016, ADPT generated total net operating revenue of $100.2 million, an increase of 12%. From inception of each joint venture, net operating revenue excludes revenue from unconsolidated facilities. Net operating revenue excludes revenue from the 16 Colorado freestanding facilities,  the Arizona hospital and its seven freestanding facilities,  and the Dallas/Fort Worth hospital and its 30 freestanding facilities, which are accounted for as equity method investments. The increase was primarily attributable to increases in management fees and contract services revenue, the impact of patient volumes from both existing and new consolidated freestanding facilities and annual gross charge increases, offset by the deconsolidation of our Colorado and Dallas/Fort Worth locations due to the UCHealth and THR joint ventures. Through June 30, 2016, ADPT has opened 12 new freestanding emergency facilities in 2016.

ADPT generated net income of $148.2 million for the quarter, of which $86.9 million was attributable to Adeptus Health Inc., compared to net income of $27.7 million from the prior year, of which $10.6 million was attributable to Adeptus Health Inc. The increase in net income was due to an increase of $10.6  million in net operating revenue, a $2.1 million decrease in interest expense, and a  $185.3 million gain recognized on the contribution and change of control of previously owned facilities to the joint venture with THR. This increase was partially offset by a $1.2 million decrease in equity in earnings of unconsolidated joint ventures, an increase of salaries, wages, and benefits and other costs related to our growth initiatives and the impact of deferred taxes associated with the gain recognized on the contribution and change of control of previously owned facilities to the joint venture with THR.

Adjusted EBITDA was $22.5 million for the quarter compared to $22.9 million in prior year. This decrease was attributable to a $1.2 million decrease in equity in earnings of unconsolidated joint ventures and an increase of salaries, wages, and benefits and other costs related to our growth initiatives, offset by increases in management and contract services revenue. See "Non-GAAP Financial Measures Description and Reconciliation" and "Reconciliation of Adjusted EBITDA to Net Income" below for further information related to Adjusted EBITDA and its reconciliation to net income.

GAAP earnings per share was $5.80 per share and Adjusted earnings per share was $0.48 per share for the quarter. Adjusted earnings per share is calculated using a weighted average of both Class A and Class B common shares outstanding, which was an aggregate of 21,076,911 common shares at June 30, 2016. See "Non-GAAP Financial Measures Description and Reconciliation" and "Earnings Per Share Reconciliation" below for further information related to Adjusted earnings per share and its reconciliation to net income.

Systemwide Financial Results

For the second quarter of 2016, ADPT generated systemwide net patient services revenue of $142.4 million, an increase of 36%.  Additionally, systemwide same store volumes increased 4.3% versus prior year and systemwide same store revenue decreased 2.8%.  Systemwide same store volume growth was driven by the Dallas/Fort Worth facilities. The decline in systemwide same store revenues reflected softer volumes in non-HOPD markets in June. The increase in systemwide net patient services revenue was primarily attributable to the impact of increased patient volumes from the expansion of the number of freestanding facilities from 68 to 93, annual gross charge increases,  and continued growth of our hospitals and their hospital outpatient departments in Arizona and Texas.

As of June  30, 2016,  our 16 Colorado freestanding facilities associated with our joint venture with UCHealth, our Arizona hospital and its seven freestanding facilities associated with our joint venture with Dignity Health and our Dallas Fort Worth hospital and its 30 freestanding facilities associated with our joint venture with THR were accounted for using the equity method. For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For our unconsolidated joint ventures, consolidated statements of operations reflect those earnings in two line items:

•	Equity in earnings of unconsolidated joint ventures, which represents our share of the net income or loss of each equity method joint venture based on our ownership percentage; and
•

Management and contract services revenues, which represent the Company’s combined income from management and contract services that are earned from managing the day-to-day operations and providing contract staffing of the facility.

As a result of this accounting treatment in our reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue. Systemwide metrics treat our unconsolidated facilities as if they were consolidated. While the revenues earned at the unconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide net patient services revenue growth is important to understand the Company’s financial performance because it is used to interpret the sources of our growth and provide a growth metric incorporating the revenues earned by all affiliated facilities, regardless of the accounting treatment. As we execute on our strategy of partnering with health systems, management expects the number of our facilities accounted for under the equity method to increase relative to the total number of affiliated facilities.

Liquidity

At the end of the second quarter, the Company had cash of $3.7 million and $23.8 million available under its revolving credit facility.  Net cash flow used in operations was $8.6 million for the second quarter compared to $13.0 million net cash flow provided by operations in the prior year. At June  30, 2016, the Company had total long-term debt and capital lease obligations of $137.6 million and debt net of cash of $133.8 million.

Market Outlook

The Company remains on track to open 27 new facilities in 2016, including both owned and joint venture facilities. These include 24 new freestanding facility openings and three new hospitals – two in Colorado and one in Houston, Texas.

“Through the expansion of our network of hospitals, freestanding emergency rooms and partnerships with leading health systems, we are continuing to transform the delivery of emergency care in the U.S.,” added Hall. “Partnerships remain a cornerstone of our growth strategy. We have a healthy pipeline of partnership opportunities and look forward to announcing additional partnerships as the year progresses.”

Conference Call

A live audio webcast to present the second quarter 2016 results will take place today at 11:00 am (Eastern Time), hosted by Thomas S. Hall, Chairman and CEO, Timothy Fielding, CFO,  and Graham Cherrington, President and COO.

The audio webcast will be available by accessing:  https://www.webcaster4.com/Webcast/Page/1069/15975

Following the call, an archived recording of the replay will also be available on the Adeptus Health Investor Relations page for 30 days: http://ir.adeptushealth.com/events-and-presentations/events/default.aspx

About Adeptus Health Inc.

Adeptus Health (NYSE:ADPT) is a leading patient-centered healthcare organization expanding access to the highest quality emergency medical care through its network of freestanding emergency rooms and partnerships with premier healthcare providers. Adeptus Health owns and operates First Choice Emergency Room, the nation’s largest and oldest network of freestanding emergency rooms and owns and/or operates hospitals and freestanding facilities in partnership with Texas Health Resources in Texas, UCHealth in Colorado, Dignity Health in Arizona, Ochsner Health System in Louisiana and Mount Carmel Health System in Ohio. All Adeptus Health freestanding facilities are fully equipped emergency rooms with a complete radiology suite of diagnostic technology, on-site laboratory, and staffed with board-certified physicians and emergency trained registered nurses. For the last three years, Adeptus Health has exceeded the 95th percentile in patient satisfaction according to patient feedback collected nationwide by Press Ganey Associates Inc. Adeptus Health also was named a 2016 Best Workplaces in Healthcare by Great Place to Work® and Fortune Magazine. For more information please visit adhc.com.

Media Contact:	Jackie Zupsic Hill & Knowlton Strategies Jackie.Zupsic@hkstrategies.com Tel: (212) 885 – 0590
Investor Relations Contact:	Kevin Ellich Vice President, Investor Relations Kevin.Ellich@adhc.com Tel: (972) 899-7062

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and ADPT undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015. Among the factors that could cause future results to differ materially from those provided in this press release are: our ability to implement our growth strategy; our ability to maintain sufficient levels of cash flow to meet growth expectations; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreements; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, further adjusted to eliminate the impact of certain additional items, including, facility preopening expenses, stock compensation expense and other non-recurring costs, losses or gains.

This press release also includes presentation of Adjusted earnings per share, which is defined as earnings per share related to the Company’s overall operation, including controlling and non-controlling interests, as adjusted to exclude certain additional items, including, facility preopening expenses, stock compensation expense and other non-recurring costs, losses or gains and an adjustment for taxes in order to establish a normalized tax rate of 35% for comparability purposes, divided by the aggregate number of shares of Class A and Class B common stock outstanding as of the end of the period.

In addition, this press release presents systemwide metrics to analyze the results of operations. These systemwide metrics include systemwide net patient services revenue. Systemwide metrics treat our unconsolidated facilities as if they were consolidated.

These non-GAAP financial measures, Adjusted EBITDA, Adjusted earnings per share and systemwide metrics, are commonly used by management and investors as performance measures. The Company’s non-GAAP financial measures are not considered measures of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP financial measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance. Reconciliations of non-GAAP financial measures are provided in this press release.  Since these non-GAAP financial measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Adeptus Health Inc.

Condensed Consolidated Statements of Income and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Patient service revenue	$ 101,595	$ 104,363	$ 234,883	$ 200,265
Provision for bad debt	(16,673)	(17,514)	(43,726)	(32,459)
Net patient service revenue	84,922	86,849	191,157	167,806
Management and contract services revenue	15,245	2,738	21,779	3,234
Total net operating revenue	100,167	89,587	212,936	171,040
Equity in earnings of unconsolidated joint ventures	2,435	3,621	4,936	2,927
Operating expenses:
Salaries, wages and benefits	62,130	51,124	128,945	100,004
General and administrative	13,015	11,370	29,279	21,834
Other operating expenses	12,093	12,541	27,106	23,846
Depreciation and amortization	3,412	4,523	7,783	9,279
Total operating expenses	90,650	79,558	193,113	154,963
Income from operations	11,952	13,650	24,759	19,004
Other income (expense):
Gain on contribution to joint venture	185,336	24,250	185,336	24,250
Interest expense	(1,822)	(3,898)	(3,648)	(7,172)
Total other income	183,514	20,352	181,688	17,078
Income before provision for income taxes	195,466	34,002	206,447	36,082
Provision for income taxes	47,270	6,328	50,388	6,806
Net income	148,196	27,674	156,059	29,276
Less: Net income attributable to the non-controlling interest	61,248	17,040	64,579	18,048
Net income attributable to Adeptus Health Inc.	$ 86,948	$ 10,634	$ 91,480	$ 11,228
Net income per share of Class A common stock:
Basic	$ 5.80	$ 0.97	$ 6.23	$ 1.08
Diluted	$ 5.80	$ 0.97	$ 6.23	$ 1.08
Weighted average shares of Class A common stock:
Basic	15,001,701	10,953,138	14,687,700	10,432,882
Diluted	15,001,701	10,953,138	14,687,700	10,432,882

Other information
Consolidated facilities	40	54	40	54
Equity method facilities	55	15	55	15
Total systemwide facilities, including hospitals	95	69	95	69

Adeptus Health Inc.

Reconciliation of Adjusted EBITDA to Net Income

(unaudited; in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income	$ 148,196	$ 27,674	$ 156,059	$ 29,276
Depreciation and amortization(1)	5,206	4,929	10,015	9,685
Interest expense	1,822	3,898	3,648	7,172
Provision for income taxes	47,270	6,328	50,388	6,806
Gain on contribution to joint venture	(185,336)	(24,250)	(185,336)	(24,250)
Preopening expenses	3,294	1,991	5,234	4,089
Stock compensation expense	1,221	608	2,309	1,157
Public offering expenses	530	993	530	993
Duplicative billing effort	-	-	208	-
Other	292	769	1,179	1,275
Total adjustments	(125,701)	(4,734)	(111,825)	6,927
Adjusted EBITDA	$ 22,495	$ 22,940	$ 44,234	$ 36,203

(1) Includes the Company’s proportionate share of depreciation and amortization related to its joint ventures

Adjusted Earnings Per Share Reconciliation

 (unaudited; in thousands, except shares, per share data and other information)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Weighted average common shares outstanding
Class A common shares	14,373,699	10,953,138	14,687,700	10,432,882
Class B common shares	6,703,212	9,812,956	6,292,694	10,294,067
Total Class A and B common shares	21,076,911	20,766,094	20,980,394	20,726,949

Net income attributable to Adeptus Health Inc.	$ 86,948	$ 10,634	$ 91,480	$ 11,228
Net income attributable to non-controlling interest	61,248	17,040	64,579	18,048
Total net income	148,196	27,674	156,059	29,276

Adjustments:
Gain on contribution to joint venture	(185,336)	(24,250)	(185,336)	(24,250)
Preopening expenses	3,294	1,991	5,234	4,089
Stock compensation expense	1,221	608	2,309	1,157
Public offering costs	530	993	530	993
Duplicative billing effort	-	-	208	-
Other	292	769	1,179	1,275
Total adjustments	(179,999)	(19,889)	(175,876)	(16,736)
Tax impact of adjustments (1)	63,000	6,961	61,557	5,858
Tax adjustment resulting from applying effective tax rate (2)	(21,143)	(5,573)	(21,868)	(5,823)
Adjusted net income	10,054	9,173	19,872	12,575
Adjusted net income per share	$ 0.48	$ 0.44	$ 0.95	$ 0.61

(1) Reflects the removal of the tax benefit associated with the adjustments
(2) Represents adjusting to a normalized effective tax rate of 35%

Adeptus Health Inc.

Systemwide Net Patient Services Revenue

(unaudited; in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Net Patient Services Revenue:
Consolidated facilities	$84,922	$86,849	$191,157	$167,806
Unconsolidated joint ventures	57,455	17,659	91,580	20,662
Systemwide net patient services revenue	$142,377	$104,508	$282,737	$188,468

Adeptus Health Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2016	2015
ASSETS	(unaudited)	(audited)
Current assets
Cash	$ 3,718	$ 16,037
Accounts receivable, less allowance for doubtful accounts of $28,901 and $28,818, respectively	74,327	65,954
Other receivables and current assets	57,352	31,532
Medical supplies inventory	2,900	5,167
Total current assets	138,297	118,690
Property and equipment, net	34,486	70,187
Investment in unconsolidated joint ventures	272,967	43,104
Deposits	939	1,163
Deferred tax asset	255,886	206,265
Intangibles, net	17,345	18,235
Goodwill	51,390	61,009
Other long term assets	2,046	2,950
Total assets	$ 773,356	$ 521,603

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$ 24,608	$ 27,521
Accrued compensation	17,043	23,197
Current maturities of long-term debt	7,278	7,585
Current maturities of capital lease obligations	40	102
Deferred rent	691	858
Total current liabilities	49,660	59,263
Long-term debt, less current maturities	126,772	113,563
Payable to related parties pursuant to tax receivable agreement	237,914	191,302
Capital lease obligation, less current maturities	177	3,954
Deferred rent	2,453	3,837
Total liabilities	416,976	371,919
Commitments and contingencies
Shareholders' equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and zero shares issued and outstanding at June 30, 2016	-	-
Class A common stock, par value $0.01 per share; 50,000,000 shares authorized, 16,350,866 and 14,257,187 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	164	143
Class B common stock, par value $0.01 per share; 20,000,000 shares authorized, 4,724,430 and 6,510,738 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	47	65
Additional paid in capital	172,370	85,457
Retained earnings	95,084	6,323
Non-controlling interest	88,715	57,696
Total equity	356,380	149,684
Total liabilities and shareholders' equity	$ 773,356	$ 521,603

Adeptus Health Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$ 148,196	$ 27,674	$ 156,059	$ 29,276
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Loss from the disposal or impairment of assets	-	68	2	68
Depreciation and amortization	3,412	4,523	7,783	9,279
Deferred tax expense	46,589	4,122	48,363	4,377
Amortization of deferred loan costs	194	249	387	468
Provision for bad debts	16,673	17,514	43,726	32,459
Gain on contribution to unconsolidated joint ventures	(185,336)	(24,250)	(185,336)	(24,250)
Equity in earnings of unconsolidated joint ventures	(2,435)	(3,621)	(4,936)	(2,927)
Stock-based compensation	1,221	608	2,309	1,157
Changes in operating assets and liabilities:
Restricted cash	-	64	-	(3,009)
Accounts receivable	(13,603)	(14,475)	(52,099)	(41,375)
Other receivables and current assets	(18,888)	(2,060)	(25,996)	(951)
Medical supplies inventory	(20)	(34)	(526)	(160)
Other long-term assets	78	(127)	261	(110)
Accounts payable and accrued expenses	(3,105)	2,864	(1,834)	(4,140)
Accrued compensation	(2,025)	(1,007)	(5,085)	(464)
Deferred rent	473	924	929	1,377
Net cash (used in) provided by operating activities	(8,576)	13,036	(15,993)	1,075
Cash flows from investing activities:
Deposits	71	310	224	985
Investments in unconsolidated joint ventures	(927)	-	(927)	-
Proceeds from the sale of property and equipment	-	10	-	1,527
Capital expenditures	(1,674)	(1,650)	(3,718)	(3,270)
Net cash used in investing activities	(2,530)	(1,330)	(4,421)	(758)
Cash flows from financing activities:
Proceeds from public offerings, net of underwriters fees and expenses	107,389	94,470	107,389	94,470
Purchase of limited liability units from LLC Unit holders	(107,389)	(94,470)	(107,389)	(94,470)
Proceeds from long-term borrowings	21,000	30,000	35,000	54,000
Payment of deferred loan costs	-	(415)	-	(495)
Payments on borrowings	(7,013)	(6,049)	(23,303)	(6,691)
Payments of capital lease obligations	(11)	(20)	(35)	(39)
Restricted stock forfeited on vesting to satisfy withholding requirements	(260)	-	(847)	-
Tax distribution to unit holders	(2,548)	(2,965)	(2,720)	(2,965)
Net cash provided by financing activities	11,168	20,551	8,095	43,810
Net increase (decrease) in cash and cash equivalents	62	32,257	(12,319)	44,127
Cash, beginning of period	3,656	13,872	16,037	2,002
Cash, end of period	$ 3,718	$ 46,129	$ 3,718	$ 46,129